Exhibit 10.16

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”, HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

EXECUTION VERSION

WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH

and

YUMANITY THERAPEUTICS, INC.

And

YUMANITY HOLDINGS LLC

TANGIBLE PROPERTY AND EXCLUSIVE PATENT LICENSE AGREEMENT

Dated

February 4, 2016

TABLE OF CONTENTS

R E C I T A L S	1

1. Definitions	4

2. Grant of Rights	10

3. Company Diligence Obligations	13

4. Royalties and Payment Terms	15

5. Reports and Record keeping	20

6. Patent Prosecution	23

7. Infringement	24

8. Indemnification and Insurance	27

9. Representations or Warranties	29

10. Assignment	30

11. General Compliance with Laws	31

12. Termination	32

13. Dispute Resolution	34

14. Miscellaneous	35

APPENDIX A	40

APPENDIX B	41

APPENDIX C	42

APPENDIX D	43

WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of February 4, 2016 (the “EFFECTIVE DATE”), is between the Whitehead Institute for Biomedical Research (“WHITEHEAD”), a Delaware corporation, with a principal office at Nine Cambridge Center, Cambridge, MA 02142, and Yumanity Therapeutics, Inc. (“COMPANY”), a Delaware corporation, and solely for the purpose of Section 4.1(i) Yumanity Holdings LLC (“PARENT”), a Delaware limited liability company, both with a principal office at 790 Memorial Drive, Suite 2C, Cambridge, MA 02139. WHITEHEAD and COMPANY are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

R E C I T A L S

WHEREAS, WHITEHEAD is the owner of certain WHITEHEAD PATENT RIGHTS listed in Appendix A to this Agreement, relating to WHITEHEAD Case No. [***]; WHITEHEAD Case No. [***]; WHITEHEAD Case No. [***]; WHITEHEAD Case No. [***]; WHITEHEAD Case No. [***]; and WHITEHEAD Case No. [***]. The WHITEHEAD PATENT RIGHTS were co-developed by Dr. Susan Lindquist as a Howard Hughes Medical Institute (“HHMI”) employee at her laboratory at WHITEHEAD, and has the right to grant licenses under said WHITEHEAD PATENT RIGHTS, subject to a royalty-free, nonexclusive, nontransferable license to practice the WHITEHEAD PATENT RIGHTS reserved by the United States Government and subject to a paid-up, irrevocable license to HHMI for research purposes, with no right to assign or sublicense;

WHEREAS, The University of Chicago (“UC”) owns certain UC PATENT RIGHTS listed in Appendix A to this Agreement, relating to WHITEHEAD Case No. [***] and WHITEHEAD Case No. [***]. The UC PATENT RIGHTS were developed by Dr. Susan Lindquist while she was an HHMI employee at her laboratory at UC, and UC has the right to grant licenses under said UC PATENT RIGHTS subject to a royalty-free, nonexclusive nontransferable license to practice the UC PATENT RIGHTS reserved by the United States Government and subject to a paid-up, irrevocable license to HHMI for research purposes, with no right to assign or sublicense;

WHEREAS, UC has authorized WHITEHEAD to act as UC’s sole and exclusive agent for the purposes of licensing the UC PATENT RIGHTS and has authorized WHITEHEAD to enter into this Agreement on its behalf;

WHEREAS, WHITEHEAD and the University of Washington (“UW”) are the joint owners of certain WHITEHEAD/UW PATENT RIGHTS listed in Appendix A of this Agreement, relating to WHITEHEAD Case No. [***]. WHITEHEAD and UW have the right to grant licenses under said PATENT RIGHTS subject only to a royalty-free, nonexclusive nontransferable license to practice the WHITEHEAD/UW PATENT RIGHTS reserved by the United States Government;

WHEREAS , UW has entered into a Joint Invention Administration Agreement, effective July 15, 2015, that authorized WHITEHEAD to act as its sole and exclusive agent for the purposes of licensing the WHITEHEAD/UW PATENT RIGHTS and has authorized WHITEHEAD to enter into this Agreement on its behalf;

WHEREAS, WHITEHEAD and the Curators of the University of Missouri (“UM”) are the owners of certain WHITEHEAD/UM PATENT RIGHTS listed in Appendix A of this Agreement, relating to WHITEHEAD Case No. [***]. WHITEHEAD and UM have the right to grant licenses under said WHITEHEAD/UM PATENT RIGHTS subject only to a royalty-free, nonexclusive, nontransferable license to practice the WHITEHEAD/UM PATENT RIGHTS reserved by the United States Government;

WHEREAS, UM has authorized WHITEHEAD to act as its sole and exclusive agent for the purposes of licensing the WHITEHEAD/UM PATENT RIGHTS and has authorized WHITEHEAD to enter into this Agreement on its behalf;

WHEREAS, WHITEHEAD and the Massachusetts Institute of Technology (“MIT”) are the owners of certain WHITEHEAD/MIT PATENT RIGHTS listed in Appendix A of this Agreement, relating to WHITEHEAD Case No. [***]. The WHITEHEAD/MIT PATENT RIGHTS were co-developed by Susan Lindquist at her laboratory at WHITEHEAD as an employee of HHMI, and WHITEHEAD and MIT have the right to grant licenses under said WHITEHEAD/MIT PATENT RIGHTS subject to a royalty-free, nonexclusive , nontransferable license to practice the WHITEHEAD/MIT PATENT RIGHTS reserved by the United States Government and subject to a paid-up, irrevocable license to HHMI for research purposes , with no right to assign or sublicense;

WHEREAS , MIT has entered into a Joint Invention Administration Agreement, effective November 7, 2013, that authorized WHITEHEAD to act as its sole and exclusive agent for the purposes of licensing the WHITEHEAD/MIT PATENT RIGHTS and has authorized WHITEHEAD to enter into this Agreement on its behalf;

WHEREAS, WHITEHEAD and The Arizona Board of Regents on behalf of the University of Arizona (“ARIZONA”) are the owners of certain WHITEHEAD/ARIZONA PATENT RIGHTS listed in Appendix A of this Agreement, relating to WHITEHEAD Case No. [***]. The WHITEHEAD/ARIZONA PATENT RIGHTS were co-developed by Susan Lindquist as an HHMI employee at WHITEHEAD, and WHITEHEAD and ARIZONA have the right to grant licenses under said WHITEHEAD/ARIZONA PATENT RIGHTS subject only to a royalty-free, nonexclusive , nontransferable license to practice the WHITEHEAD/ARIZONA PATENT RIGHTS reserved by the United States Government and subject to a paid-up, irrevocable license to HHMI for research purposes, with no right to assign or sublicense;

WHEREAS, ARIZONA has authorized WHITEHEAD to act as its sole and exclusive agent for the purposes of licensing the WHITEHEAD/ARIZONA PATENT RIGHTS and has authorized WHITEHEAD to enter into this Agreement on its behalf;

WHEREAS, WHITEHEAD and Pfizer, Inc. (“PFIZER”) are the joint owners of certain WHITEHEAD/PFIZER PATENT RIGHTS listed in Appendix A of this Agreement, relating to WHITEHEAD Case No. [***]. WHITEHEAD has the right as a joint owner to grant licenses under said PATENT RIGHTS {US only} subject only to a royalty-free, nonexclusive, nontransferable license to practice the WHITEHEAD/PFIZER PATENT RIGHTS reserved by the United States Government;

WHEREAS, WHITEHEAD desires to have the WHITEHEAD PATENT RIGHTS, the WHITEHEAD/UW PATENT RIGHTS, the WHITEHEAD/UM PATENT RIGHTS, the WHITEHEAD/MIT PATENT RIGHTS, the WHITEHEAD/PFIZER PATENT RIGHTS, the WHITEHEAD/ARIZONA PATENT RIGHTS and the UC PATENT RIGHTS (collectively, the “PATENT RIGHTS” as further defined below) developed and commercialized to benefit the public and is willing to grant a license thereunder; and

WHEREAS, equity received pursuant to this Agreement shall satisfy WHITEHEAD’s policy on equity sharing as stated in Appendix 6.4 of the Faculty Guide “Policy on Equity Received by Faculty or Professional Staff Being Shared with the Institute”;

WHEREAS, COMPANY has represented to WHITEHEAD, to induce WHITEHEAD to enter into this Agreement, that COMPANY shall commit itself to a diligent program of exploiting the PATENT RIGHTS and TANGIBLE PROPERTY so that public utilization shall result therefrom; and

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS and TANGIBLE PROPERTY upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, WHITEHEAD and COMPANY hereby agree as follows:

1. DEFINITIONS

1.1 “AFFILIATE” means any legal entity (such as a corporation, partnership, or limited liability company) that directly or indirectly controls, is controlled by or is under common control with, COMPANY. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

1.2 “COMBINATION PRODUCT” means a product, including a package of related products sold together as a kit, which contains (i) a component that is a PRODUCT; and (ii) one or more biologically active functional components (“OTHER ACTIVE INGREDIENTS”) that are or which could be sold separately and which perform a useful function independent of the PRODUCT component, such that the PRODUCT component can also function independently of the OTHER ACTIVE INGREDIENTS. OTHER ACTIVE INGREDIENTS specifically exclude, without limitation, the following: slide, plasticware (such as tubes and plates), glassware, water and buffers.

1.3 “CORPORATE PARTNER” means any non-AFFILIATE, non-SUBLICENSEE entity which agrees to compensate, at a minimum including payment of RESEARCH SUPPORT PAYMENTS, COMPANY or an AFFILIATE or SUBLICENSEE for COMPANY’s or AFFILIATE’s or SUBLICENSEE’s practice of the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES on behalf or in collaboration with such entity, including without limitation for discovery and drug development activities for LICENSED PRODUCTS.

1.4 “CORPORATE PARTNER INCOME” means any payments that COMPANY receives from a CORPORATE PARTNER in consideration of for the performance of a LICENSED PROCESS by COMPANY, including without limitation upfront fees, milestone and bonus payments, but specifically excluding (i) royalties on NET SALES due under Section 4.1(d), (ii) RESEARCH SUPPORT PAYMENTS, (iii) bona fide loans, (iv) payment of patent expenses incurred by COMPANY that CORPORATE PARTNER reimburses to COMPANY, and (v) equity investments in COMPANY by CORPORATE PARTNER at fair market value.

1.5 “FIELD” means therapeutics and treatments for all diseases in humans other than (i) therapeutics and treatments utilizing [***] for infectious diseases, and (ii) therapeutics and treatments targeting [***] for cancer.

1.6 “FUNDING THRESHOLD” shall mean the moment at which COMPANY or PARENT shall have received, since the date of COMPANY’s incorporation, a total of [***] in cumulative funding from all sources of capital, including without limitation, debt, research grants from public and private sources, the proceeds from sales of the COMPANY’s or PARENT’s equity securities, and committed proceed from sales of the COMPANY’s or PARENT’s equity securities, and committed proceed for equity and research funding in connection with a strategic alliance or corporate partnering transaction with third parties.

1.7 “IDENTIFIED PRODUCT” means any product identified, selected or determined to have biological activity or utility by the use of LICENSED PRODUCTS or LICENSED PROCESSES when the product itself or the manufacture or use of such product does not infringe the PATENT RIGHTS.

1.8 “IND” shall mean, with respect to a particular LICENSED PRODUCT, an Investigational New Drug application submitted to the FDA, or a corresponding application filed with any foreign counterpart regulatory agency, seeking approval to begin tests of a new drug in human subjects.

1.9 “KNOW-HOW” shall mean know-how solely or jointly owned by WHITEHEAD related to the inventions claimed in the PATENT RIGHTS and the use of such inventions, but specifically excluding KNOW-HOW relating to the WHITEHEAD/ARIZONA PATENT RIGHTS.

1.10 “LICENSED PRODUCT” shall mean any product that, in whole or in part:

(i) absent the license granted hereunder, would infringe one or more VALID CLAIMS of the PATENT RIGHTS in the country in which the product is made, used or sold; or

(ii) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS, in each case in the country in which the LICENSED PROCESS is practiced.

1.11 “LICENSED PROCESS” shall mean any process that, absent the license granted hereunder, would infringe one or more VALID CLAIMS of the PATENT RIGHTS or which uses a LICENSED PRODUCT as defined in Section 1.10(i) above.

1.12 “NDA” shall mean a New Drug Application submitted to the FDA seeking approval to market and sell a LICENSED PRODUCT in the United States of America, or a corresponding application filed with any foreign counterpart regulatory agency seeking approval to market and sell a LICENSED PRODUCT in a country in the Territory.

1.13 “NET SALES” means the gross amount received by COMPANY and its AFFILIATES and SUBLICENSEES for PRODUCTS sold to a third party purchaser, less the following, in each case related specifically to the PRODUCT and actually allowed and taken by such third parties and not otherwise recovered by or reimbursed to COMPANY, its AFFILIATES or SUBLICENSEES:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***]; and

(v)	[***].

No deductions shall be made for [***]. For clarity, sales of PRODUCT between COMPANY and an AFFILIATE, or by COMPANY or an AFFILIATE to a SUBLICENSEE (or vice versa), in each case for subsequent sale to a third party purchaser shall not be considered a sale until the subsequent sale is made to such third party purchaser.

In the event that non-monetary consideration is received for PRODUCTS, NET SALES shall be calculated based on the fair market value of such non-monetary consideration, including all elements of such consideration.

COMBINATION PRODUCT:

In the event a PRODUCT is sold in any country in the form of a COMBINATION PRODUCT, NET SALES, for the purposes of determining royalty payments for such COMBINATION PRODUCT under Section 4.1(d), shall mean the gross amount received for the COMBINATION PRODUCT less the deductions set forth in clauses (i)- (vi) of this Section above, multiplied by a proration factor that is determined as follows:

1.13.1

If the PRODUCT component and all OTHER ACTIVE INGREDIENTS in such COMBINATION PRODUCT were sold separately in such country during the same or immediately preceding REPORTING PERIOD, the proration factor shall be determined by the formula [A/(A+B)] where: A is the average gross sale price in such country of the PRODUCT during such period when sold separately from the OTHER ACTIVE INGREDIENTS, and B is the sum of the average gross sales prices in such country of the OTHER ACTIVE INGREDIENTS during such period when sold separately from the PRODUCT.

1.13.2

If the PRODUCT is sold independently of the OTHER ACTIVE INGREDIENTS of the COMBINATION PRODUCT in such country, but the OTHER ACTIVE INGREDIENTS in such COMBINATION PRODUCT were not separately sold in such country during the same or immediately preceding REPORTING PERIOD, the proration factor shall be determined by the formula [A/C] where: A is the average gross sales price of the PRODUCT in such country during such period sold independently, and C is the average gross sales price in such country during such period of such COMBINATION PRODUCT.

1.13.3

If the PRODUCT is not separately sold in such country but the OTHER ACTIVE INGREDIENTS contained in such COMBINATION PRODUCT are separately sold in such country during the same or immediately preceding REPORTING PERIOD, the proration factor shall be determined by the formula [(D-E)/D] where: D is the average gross sales price of such COMBINATION PRODUCT in such country during the REPORTING PERIOD and E is the sum of the average gross sales prices of the OTHER ACTIVE INGREDIENTS contained in such COMBINATION PRODUCT in such country during the same or immediately preceding REPORTING PERIOD.

1.13.4

If neither the PRODUCT nor the OTHER ACTIVE INGREDIENTS contained in the COMBINATION PRODUCT are separately sold in such country during the same or immediately preceding REPORTING PERIOD, the proration factor shall be determined by WHITEHEAD and COMPANY in good faith negotiations, taking into account, without limitation, the relative value contributed by each component. In the event that WHITEHEAD and COMPANY are unable to agree upon a proration factor within one hundred and twenty (120) days of first commercial sale to a third party purchaser of the COMBINATION PRODUCT, then COMPANY, at its own expense, shall have the right to refer the determination of such proration factor to an independent third party expert mutually acceptable to the Parties, such acceptance not to be unreasonable withheld or delayed, within three (3) months.

1.14 “PATENT CHALLENGE” means that COMPANY, its AFFILIATES or SUBLICENSEES, anywhere in the TERRITORY, institutes or otherwise initiates (or in any way aids any third party in instituting or initiating), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action, or cause of action for declaratory relief, damages, or for an enjoinment, injunction, or any other equitable remedy, including any interference, re-examination, review, opposition, or any similar proceeding, in each case, alleging that any claim in the PATENT RIGHTS is invalid, unenforceable, or otherwise not patentable or that the PATENT RIGHTS would not be infringed by COMPANY’s, its AFFILIATE’s, its SUBLICENSEE’s or other third party’s activities absent the rights and licenses granted hereunder.

1.15 “PATENT RIGHTS” means:

(i)	the United States and international patents listed on Appendix A;

(ii)	the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents that issue directly therefrom;

(iii)

claims of any patent applications claiming priority to any of the provisional applications listed on Appendix A that are directed to subject matter specifically described in the patents and patent applications listed on Appendix A and any divisionals, continuations, claims of continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that claim priority to any of the provisional applications listed on Appendix A, to the extent the claims are directed to and wholly supported by subject matter specifically described in the patent applications listed on Appendix A, and those claims in the resulting patents that issue directly therefrom; and

(iv)

claims of any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (i), (ii), and (iii) above that are directed to subject matter specifically described in the patents and patent applications listed on Appendix A.

1.16 “PLATFORM DEVELOPMENT” shall mean research and development activities designed to improve and/or enhance COMPANY’s target discovery and drug discover technology.

1.17 “PRODUCT” shall mean either a LICENSED PRODUCT or an IDENTIFIED PRODUCT or both.

1.18 “RESEARCH SUPPORT PAYMENTS” means payments to COMPANY or an AFFILIATE or SUBLICENSEE from a CORPORATE PARTNER or SUBLICENSEE for the purposes of funding the costs of bona fide research and development of PRODUCTS or LICENSED PROCESSES and that are expressly intended only to fund or pay for: (i) the purchase, lease or use of equipment, supplies, products or services, (ii) the use of employees and/or consultants to achieve a research and/or development goal for PRODUCTS or LICENSED PROCESSES or (iii) reasonable, allocable overhead attributable to the expenses described in (i) and (ii) and determined in accordance with United States generally accepted accounting principles, as indicated by those payments’ inclusion in a written agreement between COMPANY or an AFFILIATE and the CORPORATE PARTNER or SUBLICENSEE.

1.19 “REPORTING PERIOD” shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.20 “SUBLICENSE INCOME” shall mean any payments that COMPANY receives from a SUBLICENSEE in consideration of the sublicense of the rights granted COMPANY under Section 2.1, including without limitation license fees, milestone payments, license maintenance fees, and other payments, but specifically excluding (i) royalties on NET SALES, (ii) RESEARCH SUPPORT PAYMENTS, (ii) payments made as consideration for debt or equity securities, (iv) amounts received in reimbursement for costs incurred by COMPANY or its AFFILIATES or SUBLICENSEES (e.g. patent costs), and (v) amounts received for a grant of rights to any intellectual property and/or technology other than the PATENT RIGHTS.

1.21 “SUBLICENSE” means:

(i) any right granted, license given or agreement entered into by COMPANY to or with a third party, under or with respect to or permitting any use of PATENT RIGHTS or otherwise granting rights to such third party under the rights granted COMPANY under Section 2.1;

(ii) any option or other right granted by COMPANY to any other third party to negotiate for or receive any of the rights described under clause (i); or,

(iii) any standstill or similar obligation undertaken by COMPANY toward a third party not to grant any of the rights described in clause (i) or (ii) to such third party, in each case regardless of whether such grant of rights, license given or agreement entered into is referred to or is described as a SUBLICENSE.

1.22 “SUBLICENSEE” shall mean any non-AFFILIATE third party granted a SUBLICENSE to the rights granted COMPANY under Section 2.1.

1.23 “TANGIBLE PROPERTY” means the biological materials listed in Appendix B, whether by themselves or incorporated into another material, and any progeny and unmodified derivatives thereof. Appendix B may be amended by mutual written agreement by the Parties.

1.24 “TERM” shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

1.25 “TERRITORY” shall mean worldwide.

1.26 “VALID CLAIM” means a claim in (i)an issued and unexpired patent within the PATENT RIGHTS, which claim has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (ii) a pending patent application under the PATENT RIGHTS which has not been abandoned or finally disallowed without possibility of appeal or re-filing of such application and which has not been pending for more than seven (7) years from the date such application was first examined and has been prosecuted in good faith. The invalidity of a particular claim in one or more countries shall not invalidate such claim in the remaining countries of the TERRITORY.

2. GRANT OF RIGHTS

2.1 License Grants. Subject to the terms of this Agreement, WHITEHEAD hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS, the KNOW-HOW and the TANGIBLE PROPERTY to develop, commercialize, make, have made, use, sell, offer to sell, lease, and import PRODUCTS, and to use the KNOW-HOW and to use and make the TANGIBLE PROPERTY, in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY.

COMPANY acknowledges that there may be third party licenses required to be obtained by COMPANY for commercial use of the TANGIBLE PROPERTY. The above grant of rights with respect to the TANGIBLE PROPERTY is expressly subject to this condition and it is the responsibility of COMPANY to obtain such third party licenses. WHITEHEAD has endeavored to identify to COMPANY all such third parties from whom licenses are required, to its knowledge.

2.2 Exclusivity. The license granted above under the PATENT RIGHTS shall be exclusive, except for WHITEHEAD Case no. [***], as to which the license is subject to a non-exclusive license previously granted to Merck Sharp & Dohme Corp.; provided, however, that with respect to the WHITEHEAD/PFIZER PATENT RIGHTS, the exclusive license applies only to WHITEHEAD’s right, as a joint owner, to grant licenses under said PATENT RIGHTS under United States patent law. The license granted above to KNOW-HOW and TANGIBLE PROPERTY shall be non-exclusive.

2.3 Sublicenses. COMPANY shall have the right to grant sublicenses (through multiple tiers) of its rights under Section 2.1. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. Each SUBLICENSEE must be subject to a written agreement that contains obligations, terms and conditions in favor of HHMI or the HHMI Indemnitees, as applicable, that are substantially similar to those undertaken by COMPANY in favor of HHMI or the HHMI Indemnitees, as applicable, under this Agreement and intended for the protection of the HHMI Indemnitees, including, without limitation, the obligations, terms and conditions regarding indemnification, insurance and HHMI’s third party beneficiary status. COMPANY shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against WHITEHEAD or assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena) then COMPANY may end the PATENT CHALLENGE or terminate the sublicense as the COMPANY may choose. COMPANY shall promptly furnish WHITEHEAD with a fully signed photocopy of any sublicense agreement with a SUBLICENSEE. Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall be granted a license from WHITEHEAD under rights and terms equivalent to the sublicense rights and terms which COMPANY previously granted to such SUBLICENSEE to the extent such rights and terms are not inconsistent with this Agreement.

2.4 U.S. Manufacturing. COMPANY agrees to comply with any obligations imposed on WHITEHEAD and/or COMPANY by 35 U.S.C. §204 and/or other provisions of the Bayh-Dole Act as codified in 35 U.S.C. §§200-212, and implemented by 37 C.F.R 401 in connection with the manufacturing of LICENSED PRODUCTS used or sold in the United States. WHITEHEAD agrees to cooperate with COMPANY in the filing of requests for the waiver of any obligations under 35 U.S.C. §204.

2.5 Retained Rights.

(a) WHITEHEAD, MIT, UM and others. WHITEHEAD, MIT, UM, UC, UW and ARIZONA retain the right to practice under the PATENT RIGHTS for research, teaching, and educational purposes. In addition, UC retains a royalty-free, non-sublicensable right to practice the UC PATENT RIGHTS for any purpose outside the FIELD.

(b) Academic and Not-For-Profit Research Institutes. WHITEHEAD, MIT, UM, UC, UW and ARIZONA retain the right to grant licenses to academic and not-for-profit research institutes to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

(c) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

(d) HHMI. COMPANY acknowledges that it has been informed that certain PATENT RIGHTS, KNOW-HOW and TANGIBLE PROPERTY were developed, at least in part, by employees of HHMI and that HHMI has a paid-up, non-exclusive, irrevocable license to use certain of the PATENT RIGHTS, KNOW-HOW and TANGIBLE PROPERTY for HHMI’s research purposes, but with no right to assign or sublicense (the “HHMI License”). This licenseis explicitly made subject to the HHMI License.

2.6 Future Improvements. WHITEHEAD will notify COMPANY at the earliest of (a) publication of the Lindquist Lab Invention (as defined below), (b) publication of a patent application claiming the Lindquist Lab Invention, or (c) concurrently with marketing to third parties if and when WHITEHEAD seeks to license any Lindquist Lab Invention. “Lindquist Lab Invention” shall mean any invention developed or conceived within three (3)

years of the effective date of this Agreement from the WHITEHEAD laboratory of Susan Lindquist (including such invention dominated by any of the PATENT RIGHTS) or any related patent rights or tangible property. Neither COMPANY, nor any other parties will be given priority not given to other parties in negotiating a license to any Lindquist Lab Invention, subject to any obligations arising from the funding of the research leading to such inventions.

2.7 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of WHITEHEAD or any other entity other than under the PATENT RIGHTS, KNOW-HOW and TANGIBLE PROPERTY, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS, KNOW-HOW or TANGIBLE PROPERTY.

2.8 Publication Rights. Nothing in this Agreement shall limit the rights of any of WHITEHEAD, MIT, UM, ARIZONA, UW, HHMI or UC to publish research results in accordance with the respective general policies of the relevant institution.

2.9 Transfer of TANGIBLE PROPERTY. WHITEHEAD will use reasonable efforts to effect, promptly following the Effective Date, the transfer to COMPANY of the TANGIBLE PROPERTY. To the extent there are any costs incurred in connection with such transfer, COMPANY shall reimburse WHITEHEAD for such costs.

3. COMPANY DILIGENCE OBLIGATIONS

3.1 Development Requirements. COMPANY shall use commercially reasonable efforts, or shall cause its AFFILIATES and SUBLICENSEES to use commercially reasonable efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES or SUBLICENSEES shall use commercially reasonable efforts to make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, COMPANY or AFFILIATE or SUBLICENSEE shall fulfill the following obligations:

(i)

Within [***] after the EFFECTIVE DATE, COMPANY shall furnish WHITEHEAD with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT, specifying the number of staff and other resources to be devoted to such commercialization effort.

(ii)

Within [***] after the end of each calendar year, COMPANY shall furnish WHITEHEAD with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted. Each plan and report provided to WHITEHEAD under this Section shall be treated as confidential information of COMPANY and not disclosed or used by WHITEHEAD other than to confirm COMPANY’s compliance with its obligations under this Agreement.

3.2 Diligence Requirements. Until the first regulatory approval for a LICENSED PRODUCT, COMPANY or a SUBLICENSEE, alone or together, shall perform any one of the following with respect to PLATFORM DEVELOPMENT or a LICENSED PRODUCT, in a given calendar year:

(i)	expend a minimum of [***]for PLATFORM DEVELOPMENT and/or development of a LICENSED PRODUCT or LICENSED PROCESS;

(ii)	[***];

(iii)	[***];

(iv)	[***];

(v)	[***];

(vi)	[***];

(vii)	[***];

(viii)	[***].

In the event that COMPANY or its SUBLICENSEES, alone or together, has not performed at least one of Sections 3.1(i) through (ii) and 3.2(i) through (viii) during such calendar year with respect to PLATFORM DEVELOPMENT or a LICENSED PRODUCT or LICENSED PROCESS, then WHITEHEAD may treat such failure as a material breach in accordance with Section 12.3(b).

4. ROYALTIES AND PAYMENT TERMS

4.1 Consideration for Grant of Rights.

(a) License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to WHITEHEAD, within [***] days of the EFFECTIVE DATE, a license issue fee of [***] dollars (calculated as [***] minus [***], the amount of the Option Fee under the Option Agreement between the Parties, dated December 10, 2014), together with such amounts as are required as reimbursement in accordance with Section 6.3 for expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS. These payments are nonrefundable and not creditable against running royalties or license maintenance fees.

(b) License Maintenance Fees. COMPANY shall pay to WHITEHEAD the following license maintenance fees on January 1 of each year set forth below:

Year	Maintenance Fee
2017	$[***]
2018	$[***]
2019	$[***]
2020	$[***]
2021 and every year thereafter	$[***]

This license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c) Milestone Payments. During the Term, COMPANY shall pay to WHITEHEAD the following milestone payments upon achievement of the following milestones whether by COMPANY, its AFFILIATE or SUBLICENSEE. The following payments shall apply to [***].

(i)	[***]

(ii)	[***]

(iii)	[***]

(iv)	[***]

For subsequent LICENSED PRODUCTS beyond the first two for the first indication, COMPANY shall make payments at [***] of the above rates for each such LICENSED PRODUCT. Following the first indication, COMPANY shall make payments (A) at[***] of the above rates for first two LICENSED PRODUCTS for each additional indication of such first two LICENSED PRODUCTS, and (B) at [***] of the above rates for each subsequent LICENSED PRODUCT beyond the first two for each additional indication of such subsequent LICENSED PRODUCT.

These milestone payments are nonrefundable and noncreditable.

(d) Running Royalties. COMPANY shall pay to WHITEHEAD running royalties on:

(i)	LICENSED PRODUCTS. NET SALES of LICENSED PRODUCTS by COMPANY, AFFILIATES and SUBLICENSEES (combined) as follows:

cumulative NET SALES of $[***]

cumulative NET SALES of $[***]

cumulative NET SALES of [***]

cumulative NET SALES of [***];

(ii)	IDENTIFIED PRODUCTS. NET SALES of IDENTIFIED PRODUCTS by COMPANY, AFFILIATES and SUBLICENSEES: [***].

Running royalties shall be payable for each REPORTING PERIOD and shall be due to WHITEHEAD within [***] days of the end of each REPORTING PERIOD

Running royalties for each LICENSED PRODUCT under this Section 4.1(d) shall be due on a country-by-country basis for so long as the manufacture, use or sale of such LICENSED PRODUCT in such country infringes a VALID CLAIM of the PATENT RIGHTS.

Running royalties for each IDENTIFIED PRODUCT under this Section 4.1(d) shall be due for a period extending ten (10) years from the date of the first sale for consumption by an end user patient of each said IDENTIFIED PRODUCT on a country by country basis. The Parties expressly agree that such a payment period is not an extension of the PATENT RIGHTS beyond their term, but rather is a period determined for the convenience of the Parties in recognition of the value of the PATENT RIGHTS in discovering IDENTIFIED PRODUCTS and as appropriate compensation for the rights granted herein. Royalties on IDENTIFIED PRODUCTS shall be owed to WHITEHEAD at the royalty rate and for the duration set forth above in this Section 4.1(d) based on NET SALES of the IDENTIFIED PRODUCT whether such NET SALES are by COMPANY, AFFILIATES, SUBLICENSEES or any other third party transferee or assignee.

(e) Sharing of SUBLICENSE INCOME and CORPORATE PARTNER INCOME. COMPANY shall pay WHITEHEAD a share of all SUBLICENSE INCOME and all CORPORATE PARTNER INCOME received by COMPANY or AFFILIATES as follows:

[***] of all such INCOME if licensed before the first dosing in a Phase II trial of the LICENSED PRODUCT or IDENTIFIED PRODUCT to which such INCOME pertains;

[***] of all such INCOME if licensed after the first dosing in a Phase II trial of the LICENSED PRODUCT or IDENTIFIED PRODUCT to which such INCOME pertains.

Such amounts shall be payable for each REPORTING PERIOD and shall be due to WHITEHEAD within [***] days of the end of each REPORTING PERIOD.

(f) Consequences of a PATENT CHALLENGE. In the event that (i) COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against WHITEHEAD, or (ii) COMPANY or any of its AFFILIATES assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), and (iii) WHITEHEAD does not choose to exercise its rights to terminate this Agreement pursuant to Section 12.4, then: in the event that such a PATENT CHALLENGE is successful, COMPANY will have no right to recoup any royalties paid during the period of challenge. In the event that a PATENT CHALLENGE is unsuccessful, COMPANY shall reimburse WHITEHEAD for all reasonable legal fees and expenses incurred in their defense against the PATENT CHALLENGE.

(g) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

(h) Royalty Stacking. If COMPANY is contractually required to pay royalties to any one or more third parties (other than AFFILIATES) in order to practice the PATENT RIGHTS with respect to a particular LICENSED PRODUCT or LICENSED PROCESS, COMPANY shall be entitled to reduce running royalties payable to WHITEHEAD with respect to that LICENSED PRODUCT or LICENSED PROCESS by [***] of the aggregate royalties payable by COMPANY to such third parties; provided, however, that in no event will the royalties due to WHITEHEAD for such LICENSED PRODUCT or LICENSED PROCESS be, after giving effect to such reduction and all other offsets and credits allowed under this Agreement , less than [***] of the running royalties otherwise due.

(i) Equity.

(1) Initial Grant. PARENT, at the direction of the COMPANY, shall issue a total of 3,000 Common Units (as defined in the Amended and Restated Operating Agreement dated as of August 14, 2015, the “PARENT LLC Agreement”) of PARENT (the “ License Units”) in the name of WHITEHEAD and of such persons as WHITEHEAD shall direct (“Whitehead Holders”), and each Whitehead Holder shall receive such License Units as WHITEHEAD shall direct. Appendix C lists said License Units distribution. Such issuance shall be recorded on the books and records of PARENT. The License Units shall not be Incentive Units.

COMPANY and PARENT represent to WHITEHEAD that, as of the EFFECTIVE DATE, the aggregate number of License Units equals [***] of the PARENT’s issued and outstanding Units calculated on a “Fully Diluted Basis.” For purposes of this Section 4.1(i), “Fully Diluted Basis” shall mean that the total number of issued and outstanding Units of the PARENT shall be calculated to include conversion of all issued and outstanding securities then convertible into Units (including any Convertible Promissory Notes convertible into Units sold to investors but excluding the Bridge Units (as defined in the PARENT LLC Agreement)), the exercise of all then outstanding options and warrants to purchase Units (other than the Bridge Warrants (as defined in the PARENT LLC Agreement)), whether or not then exercisable, and shall assume the issuance or grant of all securities reserved for issuance pursuant to any PARENT incentive equity plan in effect on the date of the calculation.

(2) Anti-Dilution Protection. PARENT shall issue additional Common Units to WHITEHEAD and each Whitehead Holder pro rata, such that WHITEHEAD’s and the Whitehead Holders’ ownership of outstanding Units shall not fall below [***] on a Fully Diluted Basis, as calculated after giving effect to the anti-dilutive issuance. Such issuances shall continue until and including the moment at which PARENT achieves the FUNDING THRESHOLD (the “Funding Threshold Date”). Thereafter, no additional Units shall be due to any institution or any Whitehead Holder pursuant to this section.

(3) Participation in Future Private Equity Offerings. After the Funding Threshold Date, WHITEHEAD (specifically not including Whitehead Holders) shall have the right to purchase additional Units in any private offering by the PARENT of its equity securities in exchange for cash, to maintain its pro rata ownership as calculated immediately prior to such offering on a Fully Diluted Basis, pursuant to the terms and conditions at least as favorable as those granted to the other offerees. PARENT may satisfy its obligations under this Section 4.1(i)(3) by offering WHITEHEAD the right to purchase additional Units by delivering written notice to WHITEHEAD within [***] of the closing of any such private offering and WHITEHEAD shall then have [***] from the date such notice is delivered to exercise such right to purchase all or any portion of such Units by delivery of written notice to PARENT. All rights granted pursuant to this Section 4.1(i)(3) shall terminate immediately prior to a firm commitment underwritten public offering of the PARENT’s equity securities or upon a Sale of the Company (as defined in the PARENT LLC Agreement), whichever event occurs first.

4.2 Payments.

(a) Method of Payment. All payments under this Agreement should be made payable to “Whitehead Institute for Biomedical Research” and sent to WHITEHEAD’s address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b) Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.

5. REPORTS AND RECORD KEEPING

5.1 Frequency of Reports.

(a) Before First Commercial Sale. Prior to the first commercial sale to an end user purchaser of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, COMPANY shall deliver reports to WHITEHEAD annually, within [***] days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 5.2.

(b) Upon First Commercial Sale of a LICENSED PRODUCT or Commercial Performance of a LICENSED PROCESS. COMPANY shall report to WHITEHEAD the date of first commercial sale to an end user purchaser of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS within [***] days of occurrence in each country.

(c) After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT to an end user purchaser or first commercial performance of a LICENSED PROCESS, COMPANY shall deliver reports to WHITEHEAD within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2 Content of Reports and Payments. Each report delivered by COMPANY to WHITEHEAD shall contain at least the following information for the immediately preceding REPORTING PERIOD or calendar year, as applicable:

(i)

the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to end user purchasers in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

(ii)	the PATENT RIGHTS that cover each such LICENSED PRODUCT sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES;

(iii)

the gross price charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country;

(iv)	calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v)	total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

(vi)

the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount deliverable to WHITEHEAD from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(vii)	the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES.

If no amounts are due for any REPORTING PERIOD, the report shall so state. Each report provided to WHITEHEAD under this Section 5 shall be treated as confidential information of COMPANY and not disclosed or used by WHITEHEAD other than to confirm COMPANY’s compliance with its reporting obligations under this Section 5, to exercise its rights under this Agreement, and to provide such report to employees of HHMI and trustees who have a need to know such information.

5.3 Financial Statements. On or before the [***] day following the close of COMPANY’s fiscal year, COMPANY shall provide WHITEHEAD with COMPANY’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY’s treasurer or chief financial officer or by an independent auditor.

5.4 Record keeping. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to WHITEHEAD in relation to this Agreement, which records shall contain sufficient information to permit WHITEHEAD to confirm the accuracy of any reports delivered to WHITEHEAD and compliance in other respects with this Agreement. The relevant party shall retain such records for at least three (3) years following the end of the calendar year to which they pertain, during which time WHITEHEAD or WHITEHEAD’s appointed agents, shall have the right, at WHITEHEAD’s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess [***] for any twelve (12) month period,

COMPANY shall bear the full cost of such audit and shall remit any amounts due to WHITEHEAD within [***] days of receiving notice thereof from WHITEHEAD. WHITEHEAD may exercise its audit rights under this Section 5.4 no more frequently than once in any calendar year. All records, documents and other information disclosed to or accessed by WHITEHEAD under this Section 5.4 shall be the confidential information of COMPANY and not disclosed or used by WHITEHEAD other than to exercise its rights under this Agreement, and to provide such records, documents and other information to employees of HHMI and trustees who have a need to know such information.

6. PATENT PROSECUTION

6.1 Responsibility for PATENT RIGHTS. WHITEHEAD shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS. COMPANY shall have reasonable advance opportunities to advise WHITEHEAD and shall cooperate with WHITEHEAD in such filing, prosecution and maintenance. WHITEHEAD will consult with COMPANY on the prosecution of the PATENT RIGHTS and COMPANY’s suggestions and requests regarding patent prosecution will be reasonably considered and included unless WHITEHEAD reasonably concludes in good faith that they are not beneficial to the PATENT RIGHTS. WHITEHEAD shall keep COMPANY timely informed with regard to the provisional application, patent application and maintenance processes. WHITEHEAD shall deliver to COMPANY copies of all provisional applications, patent applications, amendments, related correspondence, and other related matters in a timely manner, both for United States and international (non-United States) filings. Notwithstanding anything herein to the contrary, on a country-by-country basis, if COMPANY notifies WHITEHEAD in writing of COMPANY’s objection to any such filing, prosecution or maintenance with respect to any provisional application(s) or patent application(s) within the scope of PATENT RIGHTS, such provisional application(s) and patent application(s) shall thereafter not qualify as PATENT RIGHTS hereunder with respect to the particular country in question, and COMPANY shall not be responsible for patents costs or expenses of such provisional application(s) and patent application(s) incurred thereafter.

6.2 International (non-United States) Filings. Appendix D is a list of countries in which patent applications corresponding to the United States patent applications and provisional applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix D may be amended by mutual agreement of COMPANY and WHITEHEAD.

6.3 Payment of Expenses. Payment of all reasonable out-of-pocket fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE but not after the Term. As of October 15, 2015, WHITEHEAD, UC and UW have incurred $[***] for such patent-related fees and costs. (Such amount includes fees and costs invoiced prior to October 15, 2015. Additional fees and costs may be invoiced after such date, which will be for COMPANY’s account.) WHITEHEAD shall invoice COMPANY for $[***] of such costs upon execution of this Agreement, and for $[***] on the first anniversary of execution of this Agreement. COMPANY shall reimburse all amounts due pursuant to this Section 6.3 within [***] days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c). In the event that WHITEHEAD licenses the PATENT RIGHTS in a field separate from the FIELD to a third party, where possible, a reasonable adjustment to COMPANY’s patent reimbursement payment shall be made to account for such third party license. In all instances, WHITEHEAD shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

7. INFRINGEMENT

7.1 Notification of Infringement. Each Party agrees to provide written notice to the other Party promptly after becoming aware of any infringement of the PATENT RIGHTS.

7.2 Right to Prosecute Infringements.

(a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, WHITEHEAD shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall reimburse WHITEHEAD for any reasonable out-of-pocket costs WHITEHEAD incurs in connection with such action.

Prior to commencing any such action, COMPANY shall consult with WHITEHEAD and shall consider the views of WHITEHEAD regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section which imposes obligations on WHITEHEAD or MIT beyond those set forth herein, or which invalidates or restricts the PATENT RIGHTS, without the prior written consent of WHITEHEAD (subject to concurrence of MIT, as applicable), which consent shall not be unreasonably withheld or delayed.

(b) WHITEHEAD Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, WHITEHEAD shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to WHITEHEAD.

7.3 Declaratory Judgment Actions. In the event that a PATENT CHALLENGE is brought against WHITEHEAD or COMPANY by a third party (including without limitation oppositions, reissues, interferences, reexaminations and other litigation-like proceedings), COMPANY, at its option, shall have the right within [***] days after commencement of such action to take over the sole defense of the action at its own expense subject to Sections 7.4 and 7.5. If COMPANY does not exercise this right, WHITEHEAD may take over the sole defense of the action at WHITEHEAD’s sole expense, subject to Sections 7.4 and 7.5. In the event such a PATENT CHALLENGE results in the filing of an infringement counterclaim, then any recovery obtained from such a counterclaim shall be distributed in accordance with Section 7.5.

7.4 Offsets. COMPANY may offset a total of [***] of any expenses incurred (whether by COMPANY or by WHITEHEAD reimbursed by COMPANY pursuant to Section 7.2(a)) under Sections 7.2 or 7.3 against any payments due to WHITEHEAD under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [***] in any REPORTING PERIOD. If such [***] of COMPANY’s expenses and costs exceeds the amount of payments deducted by COMPANY for any REPORTING PERIOD, then COMPANY may to that extent reduce the payments due to WHITEHEAD in succeeding REPORTING PERIODS, but never by more than [***] of the total payments due in any one calendar year with respect to the patent(s) and patent application(s) subject to such suit.

7.5 Recovery. Any recovery obtained in an action brought by the COMPANY under Sections 7.2 or 7.3 shall be distributed as follows:

(i)	each Party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from WHITEHEAD as described in Section 7.4);

(ii)

COMPANY shall receive an amount equal to its lost profits on the infringing sales if awarded, and COMPANY shall pay to WHITEHEAD based upon such amount a reasonable approximation of the royalties under Article 4 based on hypothetical NET SALES that COMPANY would have paid to WHITEHEAD if COMPANY had sold the infringing products, processes and services rather than the infringer;

(iii)	if COMPANY shall receive damages based on a reasonable royalty, such reasonable royalty on the infringing sales will be divided as [***] to COMPANY and the remainder to WHITEHEAD; and

(iv)	as to special or punitive damages, the Parties shall share equally in any award.

7.6 Cooperation. Each Party agrees to cooperate in any action under this Article which is controlled by any other Party, provided that the controlling Party reimburses the cooperating Parties promptly for any costs and expenses incurred by the cooperating Parties in connection with providing such assistance.

7.7 Right to Sublicense. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any upfront fees as part of such sublicense shall be treated as set forth in Article 4.

8. INDEMNIFICATION AND INSURANCE

8.1 Indemnification.

(a) Indemnity. COMPANY shall indemnify, defend, and hold harmless WHITEHEAD, UM, MIT, ARIZONA, UW and UC, and the trustees (including the Curators of UM, the Arizona Board of Regents, the University of Washington Board of Regents and the members of the MIT Corporation), officers, faculty, students, employees, and agents of each of them, and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by or imposed upon any of the Indemnitees in connection with any third party claims, suits, actions or demands arising out of or based upon the exercise of any rights granted to COMPANY under this Agreement or any breach of this Agreement by COMPANY. COMPANY’S indemnification under this Section 8.1(a) does not apply to any Losses to the extent that they are attributable to the grossly negligent or willful activities of any of the Indemnitees, or to the intentional wrongdoing or intentional misconduct of any of the Indemnitees.

(b) Indemnification of HHMI. HHMI, and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”), will be indemnified, defended by counsel acceptable to HHMI, and held harmless by COMPANY from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”), based upon, arising out of, or otherwise relating to this Agreement or any sublicense, or the use, handling, storage, or disposition of the TANGIBLE PROPERTY by COMPANY or others who possess the TANGIBLE PROPERTY through a chain of possession leading back, directly or indirectly, to COMPANY, including without limitation any cause of action relating to product liability.. The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee. Notwithstanding any other provision of this Agreement, COMPANY’s obligations to defend, indemnify and hold harmless the HHMI Indemnitees under this paragraph will not be subject to any limitation or exclusion of liability or damages or otherwise limited in any way.

(c) Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, or demand for which indemnification is sought under Section 8.1(a) of this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to Indemnitees to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep WHITEHEAD reasonably informed of the progress in the defense and disposition of such claim and to consult reasonably with WHITEHEAD with regard to any proposed settlement.

8.2 Insurance. COMPANY shall obtain and carry in full force and effect commercial general liability insurance and, beginning at the time any PRODUCT is being commercially manufactured, distributed or sold by, or any LICENSED PROCESS is being performed commercially by, COMPANY or by an AFFILIATE or SUBLICENSEE, product liability and errors and omissions insurance. Such insurance:

(i)	shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by WHITEHEAD, such approval not to be unreasonably withheld;

(ii)	shall list WHITEHEAD, MIT, UM, UC, UW, HHMI and ARIZONA as additional insureds thereunder; and

(iii)	shall require [***] days written notice to be given to WHITEHEAD prior to any cancellation or material change thereof.

In addition, the COMPANY shall obtain and carry in full force and effect general liability insurance, including products liability insurance, and errors and omissions insurance for the conduct of all clinical trials involving human subjects by no later than the commencement thereof. Such insurance shall comply with subsections (ii) and (iii) above.

All product liability insurance policies shall be occurrence-based policies. All errors and omissions liability policies shall have endorsements to cover bodily injury and damage to tangible property and shall have “retroactive dates” of the earliest to occur of the events described in subclauses (i) and (ii) of the last paragraph of this Section 8.2 and shall continue for the time durations specified in such last paragraph.

The limits of such insurance shall not be less than [***] per occurrence with an aggregate of [***] bodily injury including death; and [***] per occurrence with an aggregate of [***] for property damage. In the alternative, COMPANY may self-insure subject to prior approval of WHITEHEAD, MIT, UM, ARIZONA, UW and UC. COMPANY shall provide WHITEHEAD with Certificates of Insurance evidencing compliance with this Section. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to commercially manufacture, distribute or sell a product that was a PRODUCT under this Agreement or (ii) to perform commercially a service that was a LICENSED PROCESS under this Agreement, and, in both cases, thereafter for a period of ten (10) years.

9. REPRESENTATIONS OR WARRANTIES

WHITEHEAD hereby represents and warrants that (a) it has the power and authority to grant the licenses provided for herein to COMPANY, and that it has not earlier granted, or assumed any obligation to grant, any rights in the PATENT RIGHTS to any third party that would conflict with the rights granted to COMPANY herein; and (b) this Agreement constitutes the legal, valid and binding obligation of WHITEHEAD, enforceable against WHITEHEAD in accordance with its terms.

EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, WHITEHEAD, UM, MIT, ARIZONA, UW AND UC MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, TANGIBLE PROPERTY OR KNOW-HOW, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, WHITEHEAD, UM, MIT, ARIZONA, UW and UC make no warranty or representation, except as expressly set forth in this Agreement, (i) regarding the validity or scope of the PATENT RIGHTS, and (ii) that the exploitation of the PATENT RIGHTS, TANGIBLE PROPERTY or any LICENSED PRODUCT or LICENSED PROCESS will not infringe any patents or other intellectual property rights of WHITEHEAD, UM, MIT, ARIZONA, UC, UW or of a third party.

IN NO EVENT SHALL COMPANY, OR WHITEHEAD, UM, MIT, ARIZONA, UW OR UC, OR THE TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES OF ANY OF THEM, BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER COMPANY, WHITEHEAD, UM, MIT, ARIZONA OR UC SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

The TANGIBLE PROPERTY is experimental in nature and will be used with prudence and appropriate caution, since not all of its characteristics are known.

10. ASSIGNMENT

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of WHITEHEAD. The foregoing notwithstanding, COMPANY may assign its rights and obligations under this Agreement (a) to an Affiliate, and (b) to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that such assignee shall agree in writing to be bound by the terms and conditions of this Agreement as if the Affiliate or successor, as applicable, were COMPANY under this Agreement on or before the effective date of the assignment.

11. GENERAL COMPLIANCE WITH LAWS

11.1 Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

11.2 Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold WHITEHEAD, MIT and HHMI harmless (in accordance with Section 8.1) for the consequences of any such violation.

11.3 Non-Use of Name. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of “Whitehead Institute”, “Massachusetts Institute of Technology”, “University of Chicago”, “University of Missouri”, “Lincoln Laboratory”, “University of Washington”, “The Arizona Board of Regents”, “University of Arizona”, “Howard Hughes Medical Institute”, or any variation, adaptation, or abbreviation thereof, or of any of their trustees, officers, faculty, students, employees (including, except as permitted under the consulting agreement between Dr. Lindquist and Yumanity signed December 1, 2014, Dr. Lindquist), or agents, or any trademark owned by WHITEHEAD, HHMI, UM, MIT, ARIZONA, UW or UC, or any terms of this Agreement (the “Protected Names”), in any promotional material or other public announcement without the prior written consent of the relevant party, which consent such party may withhold in its sole discretion. The foregoing notwithstanding, without the consent of WHITEHEAD and such other foregoing institutions, (i) COMPANY may make factual statements during the term of this Agreement that COMPANY has a license from “Whitehead Institute” under one or more of the patents, provisional applications and/or patent applications comprising the PATENT RIGHTS, but may not use any other Protected Names, and (ii) COMPANY may comply with disclosure requirements of all applicable laws relating to its business, including, without limitation, United States, state and foreign securities laws.

11.4 Marking of LICENSED PRODUCTS. To the extent commercially feasible, required by applicable law and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

12. TERMINATION

12.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least [***] prior written notice to WHITEHEAD, such notice to state the date at least [***] in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to WHITEHEAD through such termination effective date.

12.2 Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement, WHITEHEAD shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3 Termination for Default.

(a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to WHITEHEAD hereunder, and fails to make such payments within [***] after receiving written notice of such failure, WHITEHEAD may terminate this Agreement immediately upon written notice to COMPANY.

(b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within [***] days after receiving written notice thereof, WHITEHEAD may terminate this Agreement immediately upon written notice to COMPANY, subject to the completion of the dispute resolution procedure set forth in Article 13 and any subsequent cure period.

12.4 Termination as a Consequence of Patent Challenge.

(a) By COMPANY. If COMPANY or any of its AFFILATES brings a PATENT CHALLENGE against WHITEHEAD or assists others in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), then WHITEHEAD may immediately terminate this Agreement and/or the license granted hereunder.

(b) By SUBLICENSEE. If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then WHITEHEAD may send a written demand to COMPANY to end the PATENT CHALLENGE or terminate such sublicense as the COMPANY may choose. If COMPANY fails to have the SUBLICENSEE terminate the PATENT CHALLENGE or to so terminate such sublicense within sixty (60) days after WHITEHEAD’s demand, WHITEHEAD may immediately terminate this Agreement and the licenses granted hereunder.

12.5 Effect of Termination.

(a) Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 8, 9, 10, 13 and 14, and Sections 2.3 (last sentence), 4.1(h), 5.2 (obligation to provide final report and payment), 5.4, 11.1, 11.2 and 12.5.

(b) Inventory. Upon the early termination of this Agreement, COMPANY and its AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of PRODUCTS that exist as of the effective date of termination, provided that:

(i)	COMPANY pays WHITEHEAD the applicable running royalty or other amounts due on such sales of PRODUCTS in accordance with the terms and conditions of this Agreement; and

(ii)	COMPANY and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of PRODUCTS within [***] months after the effective date of termination.

(c) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

(d) Sublicenses. Upon termination, SUBLICENSEES in good standing shall continue by way of a direct license with WHITEHEAD in accordance with Section 2.3.

13. DISPUTE RESOLUTION

13.1 Mandatory Procedures. The Parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If any Party fails to observe the procedures of this Article, as may be modified by their written agreement, the other Parties may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, any Party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3 Dispute Resolution Procedures.

(a) Mediation. In the event any dispute arising out of or relating to this Agreement remains unresolved within [***] days from the date the affected Party informed the other Parties of such dispute, any Party may initiate mediation upon written notice to the other Party (“Notice Date”), whereupon all Parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources (“CPR”) Model Procedure for Mediation of Business Disputes (http://www.cpradr.org), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the Parties cannot agree upon the selection of a mediator within [***] days after the Notice Date, then upon the request of any Party, the CPR shall appoint the mediator. The Parties shall attempt to resolve the dispute through mediation until the first of the following occurs:

(i)	the Parties reach a written settlement;

(ii)	the mediator notifies the Parties in writing that they have reached an impasse;

(iii)	the Parties agree in writing that they have reached an impasse; or

(iv)	the Parties have not reached a settlement within ninety (90) days after the Notice Date.

(b) Trial Without Jury. If the Parties fail to resolve the dispute through mediation, or if no Party elects to initiate mediation, each Party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the Parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4 Performance to Continue. Each Party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a Party may suspend performance of its undisputed obligations during any period in which any other Party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

13.5 Statute of Limitations. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Section 13.3(a) are pending. The Parties shall cooperate in taking any actions necessary to achieve this result.

13.6 HHMI. Notwithstanding the foregoing, no dispute affecting the rights or property of HHMI shall be subject to the dispute resolution provisions set forth in this Section 13 above.

14. MISCELLANEOUS

14.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the Parties:

If to WHITEHEAD:

Whitehead Institute for Biomedical Research

Nine Cambridge Center

Cambridge, MA 02142

Attention: Intellectual Property Office

Tel: 617-258-5104

Fax: 617-258-6294

If to COMPANY:

Yumanity Therapeutics, Inc.

Address: 790 Memorial Drive, Suite 2C

                Cambridge, MA 02139

Attention: Chief Business Officer

Tel: 617-409-5300

Fax: 617-409-5252

All notices under this Agreement shall be deemed effective upon receipt. A Party may change its contact information immediately upon written notice to the other Parties in the manner provided in this Section.

14.2 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The state and federal courts having jurisdiction over Cambridge, MA, USA, provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the Parties relating to this Agreement. COMPANY submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or its AFFILIATES or constitutes an inconvenient or improper forum.

14.3 Force Majeure. No Party will be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, explosion, flood, war, strike, or riot, or action, inaction or delay by any governmental authority, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

14.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by all Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

14.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the Parties fail to reach a modified agreement within [***] days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the Parties.

14.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

14.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

14.8 HHMI Third Party Beneficiary. HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

14.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements or understandings between the Parties relating to its subject matter.

14.10 Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” (or “includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. The term “or” means “and/or” hereunder. All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Appendices in this Agreement are to Sections and Appendices of this Agreement. References to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 3.2” would be part of “Section 3”, and references to “Section 3.2” would also refer to material contained in the subsection described as “Section 3.2(a)”). Unless otherwise stated, dollar amounts set forth in this Agreement are U.S. dollars.

14.11 Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

For WHITEHEAD		For COMPANY:

By:	/s/ Carla DeMaria	By:	/s/ Paulash Mohsen

Name:	Carla DeMaria	Name:	Paulash Mohsen

Title:	Director of IP & Sponsored Programs	Title:	Chief Business Officer

Date:	2/4/2016	Date:	Feb. 3, 2016

SOLELY FOR THE PURPOSE OF SECTION 4.1(i), FOR PARENT:

By:	/s/ Paulash Mohsen
Name:	Paulash Mohsen
Title:	Chief Business Officer
Date:	Feb. 3, 2016

APPENDIX A

List of Patent Applications and Patents

[***]

APPENDIX B

Tangible Property

[***]

APPENDIX C

Initial Unit Distribution to WHITEHEAD and Whitehead Holders

[***]

APPENDIX D

List of Countries (excluding United States) for which

PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

[***]

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”, HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

THIRD AMENDMENT

This THIRD AMENDMENT, effective as of July 18, 2018 (the “AMENDMENT EFFECTIVE DATE”), amends the Tangible Property and Exclusive Patent License Agreement Dated February 4, 2016 (“LICENSE AGREEMENT”), by and between the Whitehead Institute for Biomedical Research (“WHITEHEAD”), a Delaware corporation, with a principal office at Nine Cambridge Center, Cambridge, MA 02142, and Yumanity Therapeutics, Inc. (“COMPANY”), a Delaware corporation, and solely for the purpose of Section 4.1 (i) of the LICENSE AGREEMENT, Yumanity Holdings LLC (“PARENT”), a Delaware limited liability company, both with a principal office at 790 Memorial Drive, Suite 2C, Cambridge, MA 02139 (together the “Parties”)

RECITALS

WHEREAS, WHITEHEAD and COMPANY wish to modify the provisions of the LICENSE AGREEMENT, amended on August 8 2016 (the “FIRST AMENDMENT”) and on April 13, 2016 (the SECOND AMENDMENT”);

WHEREAS, WHITEHEAD and The Massachusetts Institute of Technology (“M.I.T.”) own certain THIRD AMENDMENT PATENT RIGHTS (as later defined in this Third Amendment) relating to WHITEHEAD Case No. [***]. The THIRD AMENDMENT PATENT RIGHTS were co-developed by Dr. Susan Lindquist as a Howard Hughes Medical Institute (“HHMI”) employee at her laboratory at WHITEHEAD.

WHEREAS, M.I.T. has entered into a Joint Invention Administration Agreement, effective July 13, 2017, that authorized WHITEHEAD to act as its sole and exclusive agent for the purposes of licensing the THIRD AMENDMENT PATENT RIGHTS and has authorized WHITEHEAD to enter into this THIRD AMENDMENT on its behalf;

WHEREAS, WHITEHEAD desires to have the THIRD AMENDMENT PATENT RIGHTS developed and commercialized to benefit the public by granting a license; and,

WHEREAS, COMPANY desires to obtain a non-exclusive commercial license to the THIRD AMENDMENT PATENT RIGHTS and to add such THIRD AMENDMENT PATENT RIGHTS to the license grant under the LICENSE AGREEMENT.

NOW, THEREFORE, WHITEHEAD and COMPANY hereby agree as follows:

Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the LICENSE AGREEMENT.

1. (a) The following (hereinafter the “THIRD AMENDMENT PATENT RIGHTS”) are hereby included in the definition of PATENT RIGHTS in Section 1.15 (which Section 1.15 is hereby amended) and will be added to Appendix A of the LICENSE AGREEMENT:

[***].

(b) Appendix A of the LICENSE AGREEMENT is deleted in its entirety and replaced with Appendix A of this THIRD AMENDMENT, attached hereto.

2. Section 2.2 of the LICENSE AGREEMENT is deleted in its entirety and replaced with the following:

“2.2 Exclusivity. The license granted above under the PATENT RIGHTS shall be exclusive, except for WHITEHEAD Case No. [***] for which the license shall be non-exclusive, and, provided, however, that with respect to the WHITEHEAD/PFIZER PATENT RIGHTS, the exclusive license applies only to WHITEHEAD’S right, as a joint owner, to grant licenses under said PATENT RIGHTS under United States patent law. The license granted above to KNOW-HOW and TANGIBLE PROPERTY shall be non-exclusive.”

3. COMPANY shall be responsible for one-half (1/2) of all reasonable out-of-pocket fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the THIRD AMENDMENT PATENT RIGHTS prior to the AMENDMENT EFFECTIVE DATE. As of the AMENDMENT EFFECTIVE DATE, such patent-related fees and costs total $[***] of which $[***] has been paid by COMPANY as of the AMENDMENT EFFECTIVE DATE. WHITEHEAD shall invoice COMPANY for $[***] upon execution of this THIRD AMENDMENT for COMPANY to pay such amount to WHITEHEAD within [***] days of its receipt of such invoice. For the avoidance of doubt, per Section 6.3 of the LICENSE AGREEMENT, payment of all such costs incurred after the AMENDMENT EFFECTIVE DATE shall be the responsibility of COMPANY as more specifically set forth in such Section 6.3.

4. As consideration for this THIRD AMENDMENT, COMPANY shall pay WHITEHEAD a case addition fee of [***] within [***] days of the AMENDMENT EFFECTIVE DATE. This payment is nonrefundable.

5. The LICENSE AGREEMENT, as amended hereby, in addition to the other amendments, is hereby ratified and confirmed in all respects and shall continue in full force and effect. The LICENSE AGREEMENT will, together with the FIRST AMENDMENT, SECOND AMENDMENT and this THIRD AMENDMENT, be read and construed as a single instrument. All other terms and conditions of the LICENSE AGREEMENT are confirmed and remain in full force and effect. This THIRD AMENDMENT shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

IN WITNESS WHERE OF, the Parties have caused this THIRD AMENDMENT to be executed by their duly authorized representatives.

For WHITEHEAD:		For COMPANY:

By:	/s/ Carla DeMaria	By:	/s/ Kenneth J. Rhodes
Name:	Carla DeMaria	Name:	Kenneth J. Rhodes, Ph.D.
Title:	Director of IP & Sponsored Programs	Title:	CSO
Date:	July 25, 2018	Date:	July 18, 2018

For PARENT:

By:	/s/ Paulash Mohsen
Name:	Paulash Mohsen
Title:	CBO
Date:	July 18, 2018

APPENDIX A

List of Patent Applications and Patents

[***]

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”, HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

SECOND AMENDMENT

This Second Amendment, effective as of April 13, 2016 (the “Effective Date”), amends the Exclusive Patent License Agreement Dated February 4, 2016 (“LICENSE AGREEMENT”), by and between the Whitehead Institute for Biomedical Research (“WHITEHEAD”), a Delaware corporation, with a principal office at Nine Cambridge Center, Cambridge, MA 02142, and Yumanity Therapeutics, Inc. (“COMPANY”), a Delaware corporation, and solely for the purpose of Section 4.1 (i) of the LICENSE AGREEMENT, Yumanity Holdings LLC (“PARENT”), a Delaware limited liability company, both with a principal office at 790 Memorial Drive, Suite 2C, Cambridge, MA 02139 (together the “Parties”)

RECITALS

WHEREAS, WHITEHEAD and the University of Arizona (“ARIZONA”) are the owners of certain WHITEHEAD/ARIZONA PATENT RIGHTS (as defined in the LICENSE AGREEMENT) relating to WHITEHEAD Case No. [***]. The WHITEHEAD/ARIZONA PATENT RIGHTS were co-developed by Dr. Susan Lindquist as a Howard Hughes Medical Institute (“HHMI”) employee at her laboratory at WHITEHEAD;

WHEREAS, COMPANY no longer wishes to support the WHITEHEAD/ARIZONA PATENT RIGHTS;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties hereto agree to modify the LICENSE AGREEMENT as follows:

1.	The WHITEHEAD/ARIZONA PATENT RIGHTS shall be removed from the LICENSE AGREEMENT.

2.

COMPANY will be responsible for all reasonable out-of-pocket fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the WHITEHEAD/ARIZONA PATENT RIGHTS incurred before the Effective Date of this Second Amendment (including such costs incurred before the effective date of the LICENSE AGREEMENT).

3.	The remaining terms and conditions of the LICENSE AGREEMENT shall remain intact.

IN WITNESS WHERE OF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives.

For WHITEHEAD:		For COMPANY:

By:	/s/ Carla DeMaria	By:	/s/ Kenneth J. Rhodes
Name:	Carla DeMaria	Name:	Kenneth J. Rhodes, Ph.D.
Title:	Director of IP & Sponsored Programs	Title:	Chief Scientific Officer
Date:	June 6, 2016	Date:	June 6, 2016

For PARENT:

By:	/s/ Kenneth J. Rhodes
Name:	Kenneth J. Rhodes, Ph.D.
Title:	Chief Scientific Officer
Date:	June 6, 2016

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”, HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

FIRST AMENDMENT

This First Amendment, effective as of August 8,2016 (the “Effective Date”), amends the Tangible Property and Exclusive Patent License Agreement dated February 4, 2016 (“LICENSE AGREEMENT”), by and between the Whitehead Institute for Biomedical Research (“WHITEHEAD”), a Delaware corporation, with a principal office at Nine Cambridge Center, Cambridge, MA 02142, and Yumanity Therapeutics, Inc. (“COMPANY”), a Delaware corporation, and solely for the purpose of Section 4.1(i) of the LICENSE AGREEMENT, Yumanity Holdings, LLC (“PARENT”), a Delaware limited liability company, both with a principal office at 790 Memorial Drive, Suite 2C, Cambridge, MA 02139 (together the “Parties”).

RECITALS

WHEREAS, WHITEHEAD is the owner of certain WHITEHEAD PATENT RIGHTS (as defined in the LICENSE AGREEMENT) relating to WHITEHEAD Case No. [***] (the “AMYLOID PATENT RIGHTS”). The AMYLOID PATENT RIGHTS were co-developed by Dr. Susan Lindquist as a Howard Hughes Medical Institute (“HHMI”) employee at her laboratory at WHITEHEAD;

WHEREAS, WHITEHEAD has identified that another WHITEHEAD employee, Sebastian Treusch has contributed to the AMYLOID PATENT RIGHTS and is now an inventor of the AMYLOID PATENT RIGHTS (the “ADDED INVENTOR”);

WHEREAS, the ADDED INVENTOR has assigned his ownership rights to the AMYLOID PATENT RIGHTS to WHITEHEAD;

WHEREAS, the ADDED INVENTOR shall be listed as a Whitehead Holder and shall receive a number of shares previously allocated to WHITEHEAD in an amount equivalent to other inventors of the AMYLOID PATENT RIGHTS;

AND WHEREAS, WHITEHEAD has also agreed to hold the share of equity allocated to the University of Washington on behalf of the University of Washington;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties hereto agree to modify the LICENSE AGREEMENT as follows:

1.	APPENDIX C shall be deleted in its entirety and replaced with the following:

APPENDIX C

[***]

2.	The remaining terms and conditions of the LICENSE AGREEMENT shall remain intact.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives.

{signatures on following page}

For WHITEHEAD:		For COMPANY:

By:	/s/ Carla DeMaria	By:	/s/ Paulash Mohsen
Name:	Carla DeMaria	Name:	Paulash Mohsen
Title:	Director of IP & Sponsored Programs	Title:	Chief Business Officer
Date:	August 8, 2016	Date:	August 9, 2016

For PARENT:

By:	/s/ Paulash Mohsen
Name:	Paulash Mohsen
Title:	Chief Business Officer

Date:     August 9, 2016